GC China Turbine Names Ping Ye Chief Financial Officer

NEW YORK, NY--(Marketwire - 11/12/10) - GC China Turbine Corp. (OTC.BB:GCHT) (the “Company” or “GC China”), a leading Chinese manufacturer of twin blade wind turbines, today announced that it has named Ms. Ping Ye as its Chief Financial Officer.  Ms. Ye joined GC China November 8 and will lead the Company’s global finance, planning and accounting efforts as GC China continues to expand its presence in the Chinese wind markets, and into Europe.

“Ms. Ye brings tremendous credentials and experience in high growth markets to GC China Turbine,” said Mr. Hou Tie Xin, Chairman of the Board.  “GC China is in the midst of tremendous growth on both a year-over-year and sequential basis. Importantly, we have managed this growth while maintaining profitability.  Ms. Ye’s expertise will be instrumental in supporting the continued improvements in the economics of our business, in our internal procedures and controls over financial reporting, and in leading our efforts towards enhanced transparency.”

Ms. Ping Ye is a licensed Certified Public Accountant in the United States since 2000.  Formerly, she served as VP of Finance and Accounting at an insurance brokerage firm that was a Goldman Sachs portfolio company.  Earlier Ms. Ye held various positions in accounting and finance at several global financial service companies and world-renowned institutes in both United States and China.  She has authored numerous tax related articles for Chinese newspapers.  Ms. Ye received a BBA from Baruch College, City University of New York and an MBA from The Wharton School, University of Pennsylvania.

Ms. Ye said that, “I am very excited to join the GC China team and to contribute to the Company’s strong growth and financial performance.  I look forward to utilizing my experience and working with this talented management team to take the company to its next phase of growth.”

About GC China Turbine Corp.

GC China is a leading manufacturer of state-of-the-art 2-bladed wind turbines based in Wuhan City of Hubei Province, China.  The Company holds a license to manufacture a groundbreaking technology which meets rigorous requirements for low-cost and high reliability.  The technology was developed through a 10 year European research project costing over US$75 million.  GC China’s launch product is a 1.0 megawatt (“MW”) utility scale turbine with designs for a 2.5MW and 3.0MW utility scale turbine in development.  For more information visit: www.gcchinaturbine.com

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Such forward-looking statements include, among other things, completion of definitive agreements with local and provincial governments, wind farms and utility companies, number of wind turbine systems ordered, manufactured, delivered and installed, the Company’s future strategic plans, the outlook for the Company’s markets and the demand for its products, estimated sales, the development, costs and results of new business opportunities.  Actual results could differ from those projected in any forward-looking statements due to numerous factors.  Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies.  These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.  Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Investor Relations
Todd M. Pitcher
Aspire Clean Tech Communications
Hayden Communications, International
Phone: 760-798-4938